                                                                   EXHIBIT 10.12

                      EXHIBIT G TO TERMINATION AGREEMENT
                      ---------------------------------


                            QUICKLOGIC CORPORATION

                          SIXTH AMENDED AND RESTATED

                            SHAREHOLDERS AGREEMENT


     This SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the "Agreement") is made and entered into this 29th day of March 1997 by and among QuickLogic Corporation, a California corporation (the "Company"); John Birkner, Andrew Chan and H. T. Chua (the "Founders"); the purchasers of Series A Preferred Stock of the Company (the "Series A Purchasers") pursuant to the Series A Preferred Stock and Series B Warrant Purchase Agreement dated September 6, 1989 (the "Series A Agreement"); the purchasers of Series B Preferred Stock (the "Series B Purchasers") pursuant to the Series B Preferred Stock Purchase Agreement dated September 7, 1990 (the "Series B Agreement"); the purchasers of Series C Preferred Stock of the Company (the "Series C Purchasers") pursuant to the Series C Preferred Stock Purchase Agreement dated December 9, 1991 (the "Series C Agreement"); the purchaser of Series D Preferred Stock (the "Series D Purchaser") pursuant to the Series D Preferred Stock Purchase Agreement dated October 8, 1992 (the "Series D Agreement"), the purchasers of Series E Preferred Stock (the "Series E Purchasers") pursuant to the Series E Preferred Stock Purchase Agreement dated June 1, 1995 (the "Series E Agreement"), the purchasers of Series F Preferred Stock (the "Series F Purchasers") pursuant to the Series F Preferred Stock Purchase Agreement dated November 27, 1996 (the "Series F Agreement") and Cypress Semiconductor Corporation (the "Common Purchaser") pursuant to the Common Stock Purchase Agreement of even date (the "Common Agreement"). The Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchaser, the Series E Purchasers, the Series F Purchasers and the Common Purchaser are collectively referred to herein as the "Purchasers". The Purchasers and the Founders are collectively referred to herein as the "Shareholders".

                                  RECITALS
                                  --------

     A. Pursuant to the Series A Agreement and the exercise of certain Warrants to purchase Series B Preferred Stock of the Company granted under the Series A Agreement, the Series A Purchasers have purchased shares of Series A Preferred Stock of the Company ("Series A Preferred"), and pursuant to the Series B Agreement, the Series B Purchasers purchased Series B Preferred Stock of the Company ("Series B Preferred"), and pursuant to the Series C Agreement, the Series C Purchasers purchased Series C Preferred Stock of the Company (the "Series C Preferred"), and pursuant to the Series D Agreement, the Series D Purchaser purchased Series D Preferred Stock of the Company ("Series D Preferred"), and pursuant to the Series E Agreement, the Series E Purchasers purchased Series E Preferred Stock of the Company ("Series E Preferred"), and pursuant to the Series F Agreement, the Series F Purchasers purchased Series F Preferred Stock of the Company ("Series F Preferred") (the Series A

Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred are collectively referred to herein as the "Preferred Stock") and pursuant to the Common Agreement, the Common Purchaser purchased Common Stock of the Company ("Common Stock"). In connection with the Series F Agreement, the Company, the Founders, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchaser, the Series E Purchasers and the Series F Purchasers entered into the Fifth Amended and Restated Shareholders Agreement (the "Prior Shareholders Agreement") dated November 27, 1996 setting forth their agreement and understandings with respect to voting of shares of the Company's Capital Stock (as defined below) in the election of directors and to transactions in shares of the Capital Stock held by the Founders.

     B. The Company has issued and sold to the Common Purchaser shares of its Common Stock pursuant to the Common Agreement.

     C. The Shareholders own a majority of the outstanding shares of Common Stock and the Preferred Stock (the Common Stock and Preferred Stock collectively referred to herein as the "Capital Stock").

     D. The Series A Purchasers, Series B Purchasers, Series C Purchasers, the Series D Purchaser, Series E Purchasers, Series F Purchasers and Founders desire to waive their rights under the Prior Shareholders Agreement and to accept in lieu of those rights the rights set forth in this Agreement.

     NOW THEREFORE, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, the Series E Purchasers and the Series F Purchasers agree to terminate the Prior Shareholders Agreement and all parties agree as follows:

     1.   Board of Directors.
          ------------------

          (a) The Founders and Purchasers hereby agree to vote that number of shares of the Capital Stock of the Company as to which they have beneficial ownership sufficient to elect and appoint to the Board of Directors of the Company (the "Board of Directors") the following persons: (i) one member as shall be designated from time to time by each of the Major Holders (as hereinafter defined), (ii) one member as shall be designated, from time to time, by the Founders, (iii) one member who shall be the Chief Executive Officer of the Company (provided that, during any period in which a Founder shall be serving as Chief Executive Officer of the Company, one position on the Board of Directors shall remain vacant), and (iv) one or more members (as may be necessary to fill all board seats not occupied by members elected and appointed pursuant to Sections 1(a)(i)-(iii) above) as may be designated, from time to time, by all Purchasers other than the Major Holders and Cypress Semiconductor Corporation. "Major Holders," as the term is used in this Section 1(a), shall include the following: (x) Technology Venture Investors IV and its affiliated entities (collectively, "TVM"), for so long as TVM beneficially owns at least seventy-five percent (75%) of the number of shares of the Company's Capital Stock beneficially owned by it immediately following the closing of the last sale of Series F Preferred Stock pursuant to the Series F Agreement, (y) Sequoia Capital V and its affiliated entities (collectively, "Sequoia"), for so long as Sequoia beneficially owns at least seventy-five percent (75%) of the number of shares of the Company's Capital Stock beneficially owned by it immediately following the closing of the last sale of Series F Preferred Stock pursuant to the Series F Agreement, and (z) Vertex Investment Pte. Ltd. ("Vertex"), for so long as Vertex beneficially owns at least seventy-five percent (75%) of the number of shares of the Company's Capital Stock beneficially owned by it immediately following the closing of the last sale of Series F Preferred Stock pursuant to the Series F Agreement. The designation of a director by the Founders pursuant to Section 1(a)(iii) shall be made by Founders holding a majority of shares of Common Stock held by all Founders, and the designation of a director or directors by the Purchasers other than the Major Holders pursuant to Section 1(a)(iv) shall be made by persons holding a majority of shares held by such persons voting on an as-converted basis and such designation shall be binding on the remaining members of each respective group. The appointee of Sequoia is currently Mark Stevens. The appointee of TVI is currently David Marquardt. The initial appointee of Vertex is currently Bruce Graham. The appointee of the Purchasers other than TVI, Sequoia and Vertex is currently Irwin Federman. The appointee of the Founders is currently H. T. Chua. The Chief Executive Officer is currently
E. Thomas Hart. In the event that any director elected pursuant to the terms hereof ceases to serve as a member of the Board of Directors, the Company, the Purchasers and the Founders agree to take all such action as is reasonable and necessary, including the voting of shares of Capital Stock of the Company by the Founders and Purchasers as to which they have beneficial ownership, to cause the election or appointment of such other substitute person to the Board of Directors as may be designated on the terms as herein provided. The Company shall promptly give the Purchasers written notice of any election to or appointment of, or change in composition of, the Board of Directors of the Company. In the election of directors pursuant to this Section 1, the Founders and Purchasers shall vote that number of their shares sufficient to elect such persons to the Board of Directors utilizing cumulative voting.

          (b) During the term of this Agreement, the Founders and the Purchasers agree to vote their shares of Capital Stock of the Company and otherwise to take such action so as to maintain the number of authorized positions on the Board of Directors at no less than six (6).

          (c) Each of the Founders, Purchasers and the Company agrees not to take any actions which would materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Board of Directors as herein stated.

     2.   Right of First Refusal--Founders Shares.  In the event that a Founder
          ---------------------------------------
proposes to sell, transfer, assign or otherwise alienate any shares of the Capital Stock of the Company now or hereafter owned by such Founder (the "Founder Shares"), each Purchaser shall have the right to purchase, pro rata, a portion of such Founder Shares. Each Purchaser's pro rata share, for purposes of this right of first refusal, shall be the ratio of the number of shares of Capital Stock held by such Purchaser (assuming conversion of all shares of Preferred Stock held by such Purchaser and delivery of all shares of Common Stock deliverable to the Common Purchaser (the "Cypress Common")) to the total number of shares of Capital Stock then outstanding (assuming conversion of all shares of Preferred Stock held by all Purchasers and delivery of all shares of the

Cypress Common) at the time of such Founder's proposed sale, transfer, assignment or alienation of Founder Shares. This right of first refusal shall be subject to the following provisions:

          (a) In the event that a Founder proposes to sell or transfer any Founder Shares, the Founder shall give written notice of his intention, describing the type and amount of Founder Shares, the price, the general terms upon which he proposes to sell or transfer the same, and the names and addresses of the other proposed offerees. Each Purchaser shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to his pro rata share of such Founder Shares for the price and upon the general terms specified in the notice by giving written notice to the Founder and stating therein the quantity of Founder Shares to be purchased. The Founder shall promptly give written notice to the other Purchasers in the event any Purchaser fails to exercise his right of first refusal in full. Each Purchaser shall have a right of over-allotment such that if any Purchaser fails to exercise his right hereunder to purchase his full pro rata portion of Founder Shares, the other Purchasers may elect to purchase the non-participating Purchaser's portion on a pro rata basis, by giving notice to the Founder within ten (10) days from the date of receipt of written notice from the Founder that such non-participating Purchaser has failed to exercise his rights hereunder to purchase his full pro rata share of Founder Shares.

          (b) In the event that the Purchasers fail to exercise in full their right of first refusal within said time periods, the Founder shall have ninety
(90) days thereafter to sell (or enter into an agreement pursuant to which the sale of Founder Shares covered thereby shall be closed, if at all, within ninety
(90) days from the date of said agreement) the Founder Shares covered by the Purchasers' right but with respect to which such rights were not exercised, at a price and upon general terms no less favorable to the Founder than specified in the notice. In the event that the Founder has not sold the Founder Shares within said time period, the Founder shall not thereafter sell or transfer any Founder Shares, without first offering such Founder Shares to the Purchasers in the manner provided above.

          (c) The right of any Purchaser to participate in the purchase of any Founder Shares pursuant to this Section 2 shall be: (i) subject to the ability of the Purchaser to purchase its portion of the Founder Shares in a transaction which is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and under applicable blue sky laws, as determined in good faith by the Company's counsel; (ii) assignable by each Purchaser to any transferee who acquires any of such Purchaser's shares of Series A Preferred in accordance with Section 4.7 of the Series A Agreement or such Purchaser's shares of Series B Preferred in accordance with Section 4.7 of the Series B Agreement or such Purchaser's shares of Series C Preferred in accordance with Section 4.7 of the Series C Agreement or such Purchaser's shares of Series D Preferred in accordance with Section 4.7 of the Series D Agreement or such Purchaser's shares of Series E Preferred in accordance with Section 4.7 of the Series E Agreement or such Purchaser's shares of Series F Preferred in accordance with Section 4.7 of the Series F Agreement, or such Purchaser's shares of Common Stock in accordance with Section 4.7 of the Common Agreement; (iii) assignable by each Purchaser, subject to compliance with applicable federal securities and blue sky laws, to such Purchaser's limited and/or general partner(s) or other affiliate(s) and (iv) available only to those Purchasers (in combination with any of such Purchasers' affiliates) holding an aggregate of 250,000 shares of Preferred Stock, an equivalent number of shares of Common Stock issued upon conversion of the Preferred Stock ("Conversion Stock"), an equivalent number of shares of Cypress Common, or a combination thereof, at the time of such proposed sale or transfer.

     3.   Right of First Refusal -- New Securities.  The Company hereby grants
          ----------------------------------------
to each Purchaser the right to purchase, pro rata, a portion of any New Securities (as defined below in this Section 3) that the Company may from time to time propose to sell and issue. Each Purchaser's pro rata share, for purposes of this right of first refusal, shall be the ratio of the number of shares of Capital Stock held by such Purchaser (assuming conversion of all shares of Preferred Stock held by such Purchaser and delivery of all shares of Cypress Common) to the total number of shares of Capital Stock then outstanding (assuming conversion of all outstanding shares of Preferred Stock and other convertible securities and delivery of all shares of Cypress Common) at the time of issuance of such New Securities. This right of first refusal shall be subject to the following provisions:

          (a) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that "New Securities" shall not include (i) the Conversion Stock, (ii) securities offered pursuant to a registration statement filed under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of its assets or other reorganization, (iv) shares of Common Stock issued in connection with any stock split, reverse stock split or stock dividend, (v) shares of Common Stock issuable after the date hereof to employees, directors, officers or consultants of the Company pursuant to any employee or consultant stock offering plan or arrangement unanimously approved by the Board of Directors of the Company, (vi) shares of Common Stock issued in connection with the Company's 1991 Sales Representative Stock Purchase Plan,
(vii) shares of the Company's Common Stock or Preferred Stock, or options or warrants exercisable therefor, issued to banks, savings and loan associations, equipment lessors or other similar institutions or entities in connection with such entities providing debt financing to the Company which has been unanimously approved by the Board of Directors, or (viii) the Cypress Common.

          (b) In the event that the Company proposes to undertake an issuance of New Securities, the Company shall give written notice of its intention, describing the type and amount of New Securities, the price, the general terms upon which the Company proposes to issue the same, and the names and addresses of any other proposed offerees. Each Purchaser shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to his pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) In the event that the Purchasers fail to exercise in full the right of first refusal within said time periods, the Company shall have ninety
(90) days' thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety
(90) days from the date of said agreement) the New Securities covered by the Purchasers' right but with respect to which such rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said time period, the Company shall not thereafter issue and sell any New Securities, without first offering such securities to the Purchasers in the manner provided above.

          (d) The right of any Purchaser to participate in the purchase of any New Securities pursuant to this Section 3 shall be: (i) subject to the ability of the Company to sell such New Securities in a transaction which is exempt from registration under the Securities Act and under applicable blue sky laws, as determined in good faith by its counsel; (ii) assignable by each Purchaser to any transferee who acquires any of such Purchaser's Shares of Series A Preferred in accordance with Section 4.7 of the Series A Agreement or such Purchaser's shares of Series B Preferred in accordance with Section 4.7 of the Series B Agreement or such Purchaser's shares of Series C Preferred in accordance with
Section 4.7 of the Series C Agreement or such Purchaser's shares of Series D Preferred in accordance with Section 4.7 of the Series D Agreement or such Purchaser's shares of Series E Preferred Stock in accordance with Section 4.7 of the Series E Agreement or such Purchaser's shares of Series F Preferred in accordance with Section 4.7 of the Series F Agreement, or such Purchaser's shares of Common Stock in accordance with Section 4.7 of the Common Agreement;
(iii) assignable by each Purchaser, subject to compliance with applicable federal securities and blue sky laws, to such Purchaser's limited and/or general partner(s) or other affiliate(s); and (iv) available only to those Purchasers (in combination with any of such Purchasers' affiliates) holding an aggregate of 250,000 shares of Preferred Stock, an equivalent number of shares of Conversion Stock, an equivalent number of shares of Cypress Common, or a combination thereof at the time of such proposed issuance.

     4.   Transferees; Legends on Certificates.
          ------------------------------------

          (a) All transferees or assignees of shares of Capital Stock of the Company from the Shareholders shall be bound by and subject to the terms and conditions of this Agreement.

          (b) The Shareholders agree that all share certificates now or hereafter held by them will be stamped with the following legend, substantially in the following form:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS IN REGARD TO THEIR VOTING RIGHTS AND TRANSFER BY THE PROVISIONS OF AN AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION."

     5.   Covenants of the Company.  The Company hereby covenants and agrees
          ------------------------
that:

          (a) Financial Statements.  The Company shall mail the following
              --------------------
reports to each Purchaser for so long as such Purchaser is the holder of any Preferred Stock, Conversion Stock or Cypress Common: (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as of the end of such fiscal year, an audited statement of income and retained earnings of the Company for such fiscal year, and an audited statement of cash flows of the Company for such fiscal year, prepared by a nationally recognized accounting firm in accordance with generally accepted accounting principles consistently applied, all in reasonable detail, and setting forth in comparative form the figures as of the end of and for the previous fiscal year, accompanied by a written report from the Company's Chief Financial Officer explaining in narrative form any material discrepancies between the results of operations as reported and the Company's annual budget for the same period, as well as any other financial or business events of material importance, and the Company shall use its best efforts to ensure that each related audit opinion is unqualified;
(b) as soon as available, and in any event within 45 days after the end of each fiscal quarter, a commentary on any major changes affecting operations in such fiscal quarter, including such changes in the area of personnel (management team), product line, competition, marketing, finance, labor relations, supplier/customer relations and any other relevant areas; and (c) as soon as available, and in any event within 30 days after the end of each month, an unaudited report of financial results during the preceding month prepared in accordance with generally accepted accounting principles consistently applied, which report shall include a balance sheet, profit and loss statement, cash flow analysis, and comparison of results with results during the prior fiscal year and with the Company's annual budget, with revisions on such budget as approved by the Company's Board of Directors, and with such financial and budget information shown both on a monthly and year-to-date basis. In the event that the Company at any time hereafter shall be required, by law or by generally accepted accounting principles, to consolidate its financial statements with those of a subsidiary corporation, the Company shall thereafter furnish the financial statements required by this Section 5(a) on a consolidated basis, and the annual finan cial statements specified above shall be furnished also with consolidating financial statements.

          (b) Additional Information.  For so long as any Purchaser (in
              ----------------------
combination with any of such Purchaser's affiliates) is a holder of an aggregate 250,000 shares of Preferred Stock, an equivalent number of shares of Conversion Stock, an equivalent number of shares of Cypress Common, or a combination thereof, the Company shall (a) prior to the end of each fiscal year, furnish to such Purchaser an annual budget for the next fiscal year, and (b) promptly after each meeting or the execution of an action by unanimous written consent, furnish copies of the minutes of proceedings or actions by written consent of the Company's Board of Directors and shareholders; (c) furnish to such Purchaser such information concerning the Company as the Purchaser may from time to time reasonably request; and (d) offer the Purchaser the right to visit the properties of the Company at reasonable times, to interview key employees of the Company at their places of employment at reasonable times and to examine the books of account and tax returns of the Company and to make copies therefrom; provided, however, that the Company may require any Purchaser seeking to obtain information of the Company pursuant to this Section 5(b), to the extent such information contains proprietary information of the Company, to enter into a non-disclosure agreement with the Company.

          (c) Board Composition.  Until the closing of the Company's initial
              -----------------
firm commitment public offering which is underwritten by a nationally recognized underwriting firm at a price per share of not less than $3.33 (as such number may be adjusted as a result of stock splits, reverse stock splits or other similar events after the date hereof) and an aggregate offering price to the public of not less than fifteen million dollars ($15,000,000) (the "Initial Public Offering"), the Bylaws of the Company shall provide, unless amended by a resolution unanimously adopted by the Company's Board of Directors after the date hereof, that the number of directors on the Company's Board of Directors shall be six (6).

          (d) Maintain Assets.  The Company shall maintain its properties in
              ---------------
good repair, working order and condition, will maintain its leases and other instruments comprising its properties in full force and effect, will not sell or transfer any of its assets other than in the ordinary course of its business, will keep its properties free and clear of all liens (other than liens permitted hereunder or incurred in the normal course of business) and adverse claims of any party, and will maintain insurance covering its properties and its business with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties.

          (e) Taxes.  The Company will pay all taxes, assessments, government
              -----
charges and levies imposed on the Company and its assets, income and profits prior to the date on which penalties attach thereto; provided that the Company shall not be required to pay any such charge which is being contested in good faith by proper proceedings.

          (f) Preserve Legal Standing.  The Company will preserve and maintain
              -----------------------
in good standing its legal corporate existence and all of its rights, privileges and franchises and conduct its business in an orderly, efficient and regular manner and in compliance with all applicable laws, rules, regulations and orders of government authorities.

          (g) Employee Agreements.  For so long as Purchasers own any Shares,
              -------------------
the Company will require all new employees and consultants of the Company having access to proprietary information to sign and deliver the Company's standard form of Proprietary Information and Inventions Agreement.

          (h) Perform Obligations.  The Company will duly and punctually pay,
              -------------------
observe and perform each of its obligations set forth herein and under any material binding agreement to which it may be obliged as the same may be at any time amended, modified or supplemented and in effect, in accordance with the terms thereof.

          (i) Use of Proceeds.  The cash proceeds received by the Company from
              ---------------
the sale of the Shares hereunder will be used for working capital.

          (j) Cooperation.  The Company and the Purchasers hereby agree that
              -----------
each will cooperate fully with the other in securing any governmental permits, approvals, licenses or waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the agreements and documents attached as exhibits hereto.

     6.   Specific Performance.  The parties acknowledge that execution,
          --------------------
delivery and performance of this Agreement were material inducements to the Purchasers to make an equity investment in the Company pursuant to the terms and conditions of the Series A Agreement,

Series B Agreement, Series C Agreement, the Series D Agreement, the Series E Agreement, Series F Agreement and/or the Common Agreement and that they will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, should any dispute arise pursuant to this Agreement, the parties agree that a decree of specific performance shall be an appropriate remedy. Such remedy shall be cumulative and shall be in addition to any other remedies which the parties may have.

     7.   Term.  This Agreement shall commence on the date first above written
          ----
and shall terminate upon the first to occur of the following events:

          (a) The adjudication by a court of competent jurisdiction that the Company is bankrupt or insolvent;

          (b) The filing of a certificate of dissolution of the Company;

          (c) Immediately upon the effectiveness of a registration statement filed under the Securities Act covering the offer and sale of the Company's Common Stock to the public at a price per share of not less than $3.33 (which number shall be adjusted to reflect any stock split, reverse stock split or similar event after the date hereof) with estimated gross proceeds to the Company (prior to underwriting commissions and expenses) of at least fifteen million dollars ($15,000,000); or

          (d) Termination pursuant to Section 8(f) of this Agreement.

     8.   Miscellaneous.
          -------------

          (a) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California applicable to contracts made among residents of, and wholly to be performed in, the State of California.

          (b) Further Instruments.  From time to time, each party hereto shall
              -------------------
execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

          (c) Binding Effect.  This Agreement shall be binding upon and shall
              --------------
inure to the benefit of the executors, administrators, legal representatives, heirs, successors, and assigns of the parties hereto.

          (d) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (e) Entire Agreement.  This document constitutes and contains the
              ----------------
entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof, and each of the Purchasers hereby waives any and all rights under the Prior Shareholders Agreement, the Fourth Amended and Restated Shareholders Agreement dated June 1, 1995, the Third Amended and Restated Shareholders Agreement dated October 8, 1992 among the Company and the Shareholders named therein, the Second Amended and Restated Shareholders Agreement dated December 9, 1991 among the Company and the Shareholders named therein, the First Amended and Restated Shareholders Agreement dated September 7, 1990 among the Company and the Shareholders named therein, and the Shareholders Agreement dated September 6, 1989 among the Company and the Shareholders named therein.

          (f) Amendment.  Neither this Agreement nor any term hereof may be
              ---------
amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provision hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Preferred Shares and the Cypress Common (whether outstanding or not) voting together as a single class and Founders holding a majority of the outstanding shares of Common Stock of the Company held by all Founders; provided further, however, that any amendment, waiver, discharge or termination of Section 1 of this Agreement which would have the effect of termi nating a board seat designated pursuant to paragraphs 1(a)(i)-(iv) while not similarly terminating each of the board seats designated pursuant to Sections 1(a)(i)-(iv) shall not be effective unless approved by holders of the party adversely affected and provided further that this Agreement shall not be amended without the consent of the holders of two-thirds of the outstanding shares of Preferred Stock, and the Cypress Common (whether outstanding or not) voting together as a single class, voting together as a single class on an as-converted basis, if such amendment would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock. Notwithstanding the foregoing, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated without the written consent of Cypress to the extent such amendment, waiver, discharge or termination affects Cypress in a manner different from the other Shareholders.

          (g) Transfer.  The rights and obligations of this Agreement may be
              --------
assigned by a Shareholder to a transferee, provided that the transferee execute an agreement in the form satisfactory to the Company agreeing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the right to designate a member of the board pursuant to Section 1(a)(i)-(iii) shall not be transferable except to a partner or affiliate (as that term is defined in Rule 405 of the Regulations under the Securities Act of 1933) of a Shareholder.


                                 *     *     *

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

"COMPANY"                                "FOUNDERS"

QUICKLOGIC CORPORATION              /s/ John Birkner
a California corporation            __________________________
                                    John Birkner


/s/ E. Thomas Hart                  /s/ Andrew Chan
____________________________        __________________________
E. Thomas Hart                      Andrew Chan
President
                                    /s/ H.T. Chua
                                    __________________________
                                    H.T. Chua

                                    "SHAREHOLDERS"

                                    /s/ Ronald L. Perkins
                                    __________________________
                                    Ronald L. Perkins

                                    /s/ Tench Coxe
                                    __________________________
                                    Tench Coxe

                                    /s/ William H. Younger, Jr.
                                    __________________________
                                    William H. Younger, Jr.


                                    Saunders Holdings, L.P.

                                    By: /s/ G. Leonard Baker, Jr.
                                       ________________________________________
                                         G. Leonard Baker, Jr., General Partner


                                    /s/ G. Leonard Baker, Jr.
                                    __________________________
                                    G. Leonard Baker, Jr.


                                    /s/ David L. Anderson
                                    __________________________
                                    David L. Anderson

                                    Anvest, L.P.

                                    By: /s/ David L. Anderson
                                       ________________________________________
                                         David L. Anderson, General Partner


                                    Paul M. & Marsha R. Wythes,
                                    Trustees of the Wythes Living Trust

                                    By: /s/ Paul M. Wythes
                                       ________________________________________
                                         Paul M. Wythes, Trustee


                                    TOW Partners, A California Limited
                                    Partnership

                                    By: /s/ Paul M. Wythes
                                       ________________________________________
                                         Paul M. Wythes, General Partner

                                    Sutter Hill Ventures, A California Limited
                                    Partnership

                                    By: /s/ David L. Anderson
                                       ________________________________________
                                         David L. Anderson
                                         General Partner of the General Partner


                                    TVI Management-3, L.P.

                                    By: /s/
                                       ________________________________________
                                         General Partner


                                    TVI Venture Investors-3, L.P.
                                    By:  TVI Management-3 General Partner

                                    By: /s/
                                       ________________________________________
                                         General Partner

                                    Technology Venture Investors-IV, as nominee
                                    for Technology Venture Investors-4, L.P.
                                    TVI Partners-4, L.P. and TVI Affiliates-4,
                                    L.P.
                                    By:  TVI Management-4, L.P.
                                         General Partner

                                    By: /s/
                                       ________________________________________
                                         General Partner


                                    New Enterprise Associates VI, Limited
                                    Partnership
                                    By:  NEA Partners VI, Limited Partnership
                                         Its General Partner

                                    By: /s/ Nancy Dorman
                                       ________________________________________
                                         Nancy Dorman


                                    Glynn Ventures III, L.P.

                                    By: /s/ John W. Glynn, Jr.
                                       ________________________________________
                                         John W. Glynn, Jr., General Partner

                                    U.S. Venture Partners III,
                                    A California Limited Partnership,
                                    By:  BHMS Partners III
                                         A California Limited partnership
                                         Its General Partner

                                    By: /s/ Michael P. Maher
                                       ________________________________________
                                         Attorney-In-Fact
                                         Michael P. Maher


                                    Second Ventures Limited Partnership
                                    By:  BHMS Partners III
                                         A California Limited Partnership
                                         Its General Partner

                                    By: /s/ Michael P. Maher
                                       ________________________________________
                                         Attorney-In-Fact
                                         Michael P. Maher

                                    U.S.V. Entrepreneur Partners,
                                    A California Limited Partnership
                                    By:  BHMS Partners III,
                                         A California Limited Partnership
                                         Its General Partner

                                    By: /s/ Michael P. Maher
                                       ________________________________________
                                         Attorney-In-Fact
                                         Michael P. Maher


                                    Vertex Investment Pte. Ltd.

                                    By: /s/
                                       ________________________________________


                                    Cypress Semiconductor Corporation

                                    By: /s/ Emmanuel Hernandez
                                       ________________________________________
                                         Emmanuel Hernandez
                                         V.P. of Finance, CFO

                                    C.V. Sofinnova Partners Five
                                    By:  Sofinnova (International) Five N.V.
                                         General Partner

                                    By: /s/
                                       ________________________________________
                                         Under Power of Attorney


                                    ALTA IV LIMITED PARTNERSHIP
                                    By:  Alta IV Management Partners, L.P.

                                    By: /s/
                                       ________________________________________
                                         General Partner


                                    Morgenthaler Venture Partners III
                                    by   Morgenthaler Management Partners III
                                         its General Partner

                                    By: /s/ Gary J. Morgenthaler
                                       ________________________________________
                                         Gary J. Morgenthaler, General Partner


                                    SEQUOIA CAPITAL V
                                    SEQUOIA TECHNOLOGY PARTNERS V
                                    SEQUOIA XXIV, SEQUOIA XXIII

                                    By: /s/ Mark Stevens
                                       ________________________________________
                                         Mark Stevens, General Partner


                                        /s/ A. Bechtolsheim
                                    ___________________________________________
                                    A. Bechtolsheim


                                    U.S. Venture partners IV, L.P.
                                    By Presidio Management Group IV, L.P.,
                                    Its General partner

                                    By: /s/ Phil Young
                                       ________________________________________
                                         Phil Young, General Partner

                                    SECOND VENTURES II, L.P.
                                    By Presidio Management Group IV, L.P.
                                    Its General Partner

                                    By: /s/ Phil Young
                                       ________________________________________
                                         Phil Young, General Partner


                                    USVP ENTREPRENEUR PARTNERS II, L.P.
                                    A Delaware Limited Partnership
                                    By Presidio Management Group IV, L.P.
                                    Its General Partner

                                    By: /s/ Phil Young
                                       ________________________________________
                                         Phil Young, General Partner


                                        /s/ James C. Gaither
                                    ___________________________________________
                                    James C. Gaither


                                    ___________________________________________
                                    Print Individual or Entity Name


                                    By: /s/
                                       ________________________________________
                                         Signature


                                    ___________________________________________
                                    Print Name (if Agent*)


                                    ___________________________________________
                                    Title of Agent*

                                    * Agent, officer, partner, trustee, etc.

                                    Print Individual or Entity Name


                                    By: /s/
                                       ________________________________________
                                       Signature


                                    ___________________________________________
                                    Print Signatory's Name
                                    (if Agent)


                                    ___________________________________________
                                    Title of Agent*

                                    * Agent, officer, partner, trustee, etc.



                           -Shareholders' Agreement-